EXHIBIT 10.2

OSG	Overseas Shipholding Group Inc.
	666 Third Avenue New York, NY 10017	Tel: 212 953 4100	www.osg.com

NOTICE OF ELIGIBILITY

Overseas Shipholding Group, Inc.
666 Third Avenue
New York, New York 10017

Ian Blackley
c/o Overseas Shipholding Group, Inc.
666 Third Avenue
New York, New York  10017

Dear Ian:

Reference is hereby made to the Overseas Shipholding Group, Inc. Severance Protection Plan, effective as January 1, 2006, as amended and restated effective as of December 31, 2008 (the “Plan”).  Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

The purpose of this Notice of Eligibility is to inform you that effective as of May 24, 2010, subject to the terms of the Plan, you are hereby eligible to participate in the Plan as a Tier A Executive.  This Notice of Eligibility shall supersede and replace any prior Notice of Eligibility provided to you.

Sincerely,

OVERSEAS SHIPHOLDING GROUP, INC.

By:      /s/Morten Arntzen
Name: Morten Arntzen
Title: President and CEO

ACKNOWLEDGEMENT AND AGREEMENT:

In consideration of participation in the Plan as an Eligible Executive, the undersigned hereby acknowledges and agrees to be bound by the restrictive covenants and agreements set forth in Section 7 of the Plan, including, without limitation, the injunctive provisions of Section 7(b).

/s/Ian Blackley
Ian Blackley

Date: 7/2/10